Exhibit 99.2 S S I M W A V E A C Q U I S I T I O N / S T R A T E G I C U P D A T E S E P T E M B E R 2 0 2 2

FORWARD-LOOKING STATEMENTS

This strategic update contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward looking statements include, but are not limited to, statements regarding the benefits of the acquisition, the anticipated products of the combined company, business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances.

However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks that the acquisition disrupts current plans and operations of the Company or SSIMWAVE and potential difficulties in employee retention as a result of the acquisition; risks related to diverting management's attention from ongoing business operations; the failure to successfully integrate SSIMWAVE's operations, products, and technology; failure to implement plans, forecasts, and other expectations with respect to SSIMWAVE's business after the acquisition and realize additional opportunities for growth and innovation; other factors and risks outlined in our periodic filings with the United States Securities and Exchange Commission or in Canada, the SEDAR; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this strategic update are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IMAX 2

® Expanding The IMAX Experience to deliver the highest quality images on any screen 3

Furthers the IMAX 3.0 Strategy to go Beyond Blockbuster Films to Live Events and Streaming Platforms Expansion of Global I M A X Entertainment Technology Iconic Theaters, Visionary Creators, I M A X Platform 3.0 Blockbuster Content, Rapidly Expanding I M A X 2.0 Global Network Museums & Documentaries 1.0

STRATEGIC RATIONALE

IMAX + SSIMWAVE grows our global leadership in entertainment technology and diversifies our business with new, non-theatrical recurring revenue

Revolutionize IMAX's Capabilities to Drive New Revenue

Expand our image enhancement capabilities across platforms - streaming, gaming, VR/AR, the metaverse

Tap into a large new addressable market

Deepen IMAX Technology and IP Moat

Leverage SSIMWAVE tech/IP to extend IMAX's technological differentiation

- Advanced data mapping of the human visual system
- AI expertise from team of 30 software engineers
- Global patent portfolio

Accelerate & Scale SSIMWAVE's Business

Leverage IMAX strengths to accelerate SSIMWAVE's growth

- Brand reputation for high entertainment quality
- Deep industry relationships
- Global footprint

IMAX

5

SSIMWAVE: A LEADER IN STREAMING TECHNOLOGY

Cutting edge technology, world class client base, well positioned for future growth

Founder Led: Accomplished management team led by CEO and co-founder Dr. Abdul Rehman

World Class Team: 30 software engineers, virtualized how humans perceive video to create one of the most accurate measures of perceptual quality ever engineered

Strong IP: 50 patents and patents pending globally

Premier Customer Roster: Four of the top 10 streaming platforms globally, including Disney and Paramount Global

Synergistic Location: Based in Waterloo, Ontario, the most dynamic tech hub in Canada

Strong Financial Profile: Recurring revenue model with high gross margins. Expected to be accretive in 2023 with no significant impact in 2022

Transaction Details: $18.5M cash, $2.5M in IMAX common shares, $4M earn-out

PRODUCT OFFERINGS

SSIMPLUS® Live Monitor
Real-time monitoring and measurement of live video quality for broadcast, cable, and streaming content

SSIMPLUS® VOD Monitor
Monitoring and measurement of streaming content quality

SSIMPLUS® VQ Dial
Optimization tool for streamers to provide the highest quality content at the lowest cost

SSIMWAVE Video Intro

AWARDS & ACCOLADES


SSIMWAVE
WINNER OF THE

Emmy Award for Technology & Engineering



Primetime Engineering Emmy Award


NABSHOW
PRODUCT of the YEAR 2022
WINNER

NAB 2022 and 2021 Product of the Year Award



Streaming Media: The 50 Companies That Matter Most in Online Video

IMAX
6

MARKET OPPORTUNITY

Rapid growth in demand for high-quality video (4K, 8K) and alternative content (e.g. gaming, AR/VR, metaverse) is driving need amongst streamers, studios and big tech for a revolution in image quality technology

SSIMWAVE Existing Market[1]

GLOBAL TAM

$1.1B

NORTH AMERICA TAM

$475M

<25% penetrated

10 - 15% CAGR to '26

Ultimate Addressable Market Potential Much Larger

USE CASE	EXPLODING NEED
Cloud Gaming	Support HDR and optimize high frame-rate content
Alternate Video Applications	Improve quality – video conferencing, immersive VR/AR, user generated content, video security
OEM Devices	Optimize video content for best device/bandwidth viewing

IMAX

[1]Source: company sponsored research

7